Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-210313

EQUINOX FRONTIER FUNDS

(a Delaware statutory trust)

PROSPECTUS SUPPLEMENT

TO

PROSPECTUS AND DISCLOSURE DOCUMENT

DATED APRIL 29, 2016

The following information amends the disclosure in the Prospectus and Disclosure Document dated as of April 29, 2016, as supplemented from time to time (the “Prospectus”). If any statement in this supplement conflicts with a statement in the Prospectus, the statement in this supplement controls. Capitalized terms not defined herein will have the meaning ascribed to such term in the Prospectus.

Frontier Fund Management, LLC

Managing Owner

DATED May 8, 2017

EQUINOX FRONTIER FUNDS

EQUINOX FRONTIER MASTERS FUND

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND

Supplement dated May 8, 2017 to the Prospectus and Disclosure Document dated as of April 29, 2016, as supplemented from time to time

Effective May 1, 2017, each of the Equinox Frontier Masters Fund and Equinox Frontier Long/Short Commodity Fund added Welton Investment Partners, LLC as a major commodity trading advisor.

Accordingly,

1.	The table under the heading “The Series of Equinox Frontier Funds at a Glance” is hereby deleted in its entirety and replaced with the following:

Series		Trading/Galaxy Plus Platform Commodity Pools/Reference Programs
Equinox Frontier Diversified	Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs

	Chesapeake Capital Corporation Crabel Capital Management, LLC	Chesapeake Diversified Program Crabel Multi-Product Program

FORT, L.P. Emil van Essen LLC H2O AM LLP Quantitative Investment Management, LLC QuantMetrics Capital Management LLP Quest Partners LLC Welton Investment Partners, LLC Winton Capital Management Ltd.

Global Contrarian Program

Multi-Strategy Program (accessed via Galaxy Plus Fund – Emil Van Essen STP Master Fund (516) LLC)

Force 10 Program

Global Program

QM Futures Program

Quest Tracker Program; Quest Fixed Income Tracker Index

Global Directional Portfolio Program

Winton Futures Program

	Non-Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs	Various Programs

Equinox Frontier Masters	Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs

Chesapeake Capital Corporation Emil van Essen LLC Transtrend B.V. Welton Investment Partners, LLC Winton Capital Management Ltd.

Chesapeake Diversified Program

Multi-Strategy Program (accessed via Galaxy Plus Fund – Emil Van Essen STP Master Fund (516) LLC)

Diversified Trend Program—Enhanced Risk/USD

Global Directional Portfolio Program

Winton Futures Program

	Non-Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs	Various Programs

Equinox Frontier Long/Short Commodity	Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs

Chesapeake Capital Corporation Emil van Essen LLC JE Moody & Company LLC Landmark Trading Red Oak Commodity Advisors, Inc. Rosetta Capital Management, LLC Welton Investment Partners, LLC

Chesapeake Diversified Program

Multi-Strategy Program (accessed via Galaxy Plus Fund – Emil Van Essen STP Master Fund (516) LLC)

JEM Commodity Relative Value Program

Landmark Program

Fundamental Trading (accessed via Galaxy Plus Fund – LRR Master Fund (522) LLC)

Rosetta Trading Program (accessed via Galaxy Plus Fund – LRR Master Fund (522) LLC)

Global Directional Portfolio Program

	Non-Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs	Various Programs

2.	The section opposite the heading “SUMMARY—The Series—Equinox Frontier Masters Fund” is hereby deleted in its entirety and replaced with the following:

The current major commodity trading advisors, including those advising commodity pools on the Galaxy Plus Platform and/or reference programs for the Equinox Frontier Diversified Fund are:

•	Chesapeake Capital Corporation

•	Emil van Essen, LLC

•	Transtrend B.V.

•	Welton Investment Partners, LLC

•	Winton Capital Management Ltd.

The managing owner anticipates that between 10% and 30% of the assets of the Equinox Frontier Masters Fund may be allocated to each of the major commodity trading advisors, commodity pools on the Galaxy Plus Platform and/or reference programs at any time. See “Risk Factors—Risks Relating to the Trust and the Offering of Units— The Managing Owner May Adjust the Leverage Employed by a Trading Advisor to Maintain the Target Rate of Volatility.”

See the appendix for the Equinox Frontier Masters Fund attached to Part I of this prospectus for more information regarding the Equinox Frontier Masters Fund.

3.	The section opposite the heading “SUMMARY—The Series—Equinox Frontier Long/Short Commodity Fund” is hereby deleted in its entirety and replaced with the following:

The current major commodity trading advisors, including those advising commodity pools on the Galaxy Plus Platform and/or reference programs for the Equinox Frontier Diversified Fund are:

•	Chesapeake Capital Corporation

•	Emil van Essen, LLC

•	JE Moody & Company LLC

•	Landmark Trading

•	Red Oak Commodity Advisors, Inc.

•	Rosetta Capital Management, LLC

•	Welton Investment Partners, LLC

The managing owner anticipates that between 10% and 30% of the assets of the Equinox Frontier Long/Short Commodity Fund may be allocated to each of the major commodity trading advisors, commodity pools on the Galaxy Plus Platform and/or reference programs at any time. See “Risk Factors—Risks Relating to the Trust and the Offering of Units— The Managing Owner May Adjust the Leverage Employed by a Trading Advisor to Maintain the Target Rate of Volatility.”

See the appendix for the Equinox Frontier Long/Short Commodity Fund attached to Part I of this prospectus for more information regarding the Equinox Frontier Long/Short Commodity Fund.

4.	The second and third paragraphs and the accompanying tables under the heading “Allocation of Assets among Trading Advisors and Commodity Pools” are hereby deleted in their entirety and replaced with the following:

As of May 1, 2017, the allocation of the assets of the Equinox Frontier Masters Fund between the trading advisors was as follows (however, the actual allocation among trading advisors for the Equinox Frontier

Masters Fund will vary based on the relative trading performance of the trading advisors and/or reference programs, and the managing owner may otherwise vary such percentages from time to time in its sole discretion):

Advisor	Allocation as of May 1, 2017 (expressed as a percentage of aggregate notional exposure to commodity trading programs)
Chesapeake Capital Corporation (accessed via Galaxy Plus Fund – Chesapeake Feeder Fund (518) LLC)	21.2%
Emil van Essen LLC (accessed via Galaxy Plus Fund – Emil van Essen STP Feeder Fund (516) LLC)	24.8%
Transtrend B.V.	23.0%
Welton Investment Partners, LLC (accessed via Galaxy Plus Fund – Welton GDP Feeder Fund (538) LLC)	10.9%
Winton Capital Management Ltd.	20.1%

As of May 1, 2017, the allocation of the assets of the Equinox Frontier Long/Short Commodity Fund between the trading advisors was as follows (however, the actual allocation among trading advisors for the Equinox Frontier Long/Short Commodity Fund will vary based on the relative trading performance of the trading advisors and/or reference programs, and the managing owner may otherwise vary such percentages from time to time in its sole discretion):

Advisor	Allocation as of May 1, 2017 (expressed as a percentage of aggregate notional exposure to commodity trading programs)
Chesapeake Capital Corporation (accessed via Galaxy Plus Fund – Chesapeake Feeder Fund (518) LLC)	14.3%
Emil van Essen LLC (accessed via Galaxy Plus Fund – Emil van Essen STP Feeder Fund (516) LLC)	25.5%
JE Moody & Company, LLC. (Accessed via DB Select)	9.2%
Landmark Trading Company (accessed via Galaxy Plus Fund – LRR Master Fund (522) LLC)	2.6%
Red Oak Commodity Advisors, Inc. (accessed via Galaxy Plus Fund – LRR Master Fund (522) LLC)	13.3%
Rosetta Capital Management, LLC (accessed via Galaxy Plus Fund – LRR Master Fund (522) LLC)	17.5%
Welton Investment Partners, LLC (accessed via Galaxy Plus Fund – Welton GDP Feeder Fund (538) LLC)	17.4%

5.	The first table and chart under the heading “EQUINOX FRONTIER MASTERS FUND APPENDIX – DIVERSIFICATION SUMMARY” are hereby deleted in their entirety and replaced with the following:

DIVERSIFICATION SUMMARY

EQUINOX FRONTIER FUNDS – THE EQUINOX FRONTIER MASTERS FUND

Equinox Frontier Masters Fund Trading Advisors and/or Reference Programs:	Program	Interest Rates	Currencies	Equity Indices	Metals	Energy	Agricultural Commodities	Total
Chesapeake Capital Corporation	Diversified Program	7.8%	28.8%	39.0%	8.5%	1.9%	14.0%	100%
Emil van Essen, LLC	Multi-Strategy Program	2.0%	0.0%	0.0%	5.0%	55.0%	38.0%	100%
Transtrend B.V.	Diversified Trend Program – Enhanced Risk/ USD	25.0%	33.0%	22.0%	5.0%	7.0%	8.0%	100%
Welton Investment Partners LLC	GDP Program	30.0%	25.0%	15.0%	10.0%	10.0%	10.0%	100%
Winton Capital Management Ltd.**	Diversified Futures Fund	28.8%	16.7%	18.2%	13.8%	14.8%	7.7%	100%
Equinox Frontier Masters Fund	N/A	17.0%	19.8%	18.6%	8.1%	19.7%	16.9%	100%

6.	The first table and chart under the heading “EQUINOX FRONTIER LONG/SHORT COMMODITY FUND APPENDIX – DIVERSIFICATION SUMMARY” are hereby deleted in their entirety and replaced with the following:

DIVERSIFICATION SUMMARY

EQUINOX FRONTIER FUNDS – THE EQUINOX FRONTIER LONG/SHORT COMMODITY FUND

Equinox Frontier Long/Short Commodity Fund Trading Advisors and/or Reference Programs:	Program	Grains	Livestock	Softs	Energies	Industrial Metals	Precious Metals	Financials	Total
Major Advisors and/or Reference Programs:
Chesapeake Capital Corporation	Diversified Program	6.8%	3.1%	4.2%	1.9%	6.0%	2.4%	75.6%	100%
Emil van Essen	Multi- Strategy Program	13.0%	12.0%	13.0%	55.0%	3.0%	2.0%	2.0%	100%
JE Moody & Company, LLC	JEM Commodity Relative Value Program	15.0%	15.0%	15.0%	40.0%	15.0%	0.0%	0.0%	100%
Red Oak Commodity Advisors, Inc.	Fundamental Trading	15.0%	5.0%	10.0%	15.0%	15.0%	10.0%	30.0%	100%
Rosetta Capital Management, LLC	Rosetta Trading	50.0%	50.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100%
Welton Investment Partners LLC	GDP Program	6.4%	1.0%	5.5%	5.5%	5.5%	1.0%	75.1%	100%
Non-Major Advisors and/or Reference Programs	N/A	10.0%	75.0%	8.0%	1.0%	0.0%	0.0%	6.0%	100%
Equinox Frontier Long/Short Commodity Fund	N/A	17.8%	16.4%	7.8%	20.9%	6.0%	2.4%	28.5%	100%

7.	The following new section is added immediately before the heading “EQUINOX FRONTIER DIVERSIFIED FUND APPENDIX— WINTON CAPITAL MANAGEMENT LTD.”:

For information regarding Welton Investment Partners LLC or Welton’s Global Directional Portfolio Program, including past performance information, please see page Equinox Frontier Diversified App. – 33 of the Equinox Frontier Diversified Fund Appendix.

8.	The following new section is added at the end of Equinox Frontier Long/Short Commodity Fund Appendix.

For information regarding Welton Investment Partners LLC or Welton’s Global Directional Portfolio Program, including past performance information, please see page Equinox Frontier Diversified App. – 33 of the Equinox Frontier Diversified Fund Appendix.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equinox Frontier Funds
(Registrant)

Date: May 8, 2017	By:	/s/ Patrick F. Hart III
Patrick F. Hart III
President and Chief Executive Officer of Frontier Fund Management, LLC, the Managing Owner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Equinox Frontier Masters Fund,
a Series of Equinox Frontier Funds
(Registrant)

Date: May 8, 2017	By:	/s/ Patrick F. Hart III
Patrick F. Hart III
President and Chief Executive Officer of Frontier Fund Management, LLC, the Managing Owner of Equinox Frontier Masters Fund, a Series of Equinox Frontier Funds

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Equinox Frontier Long/Short Commodity Fund,
a Series of Equinox Frontier Funds
(Registrant)

Date: May 8, 2017	By:	/s/ Patrick F. Hart III
Patrick F. Hart III
President and Chief Executive Officer of Frontier Fund Management, LLC, the Managing Owner of Equinox Frontier Long/Short Commodity Fund, a Series of Equinox Frontier Funds